British Columbia Securities Commission

BCSC

Revocation Order

Universal Gold Mining Corp.

Section 171 of the *Securities Act*, R.S.B.C. 1996, c. 418

¶ 1 On February 16, 2011, the Executive Director ordered under section 164(1) of the Act that all trading in the securities of Universal Gold Mining Corp. cease until it files the required records and the Executive Director revokes the cease trade order.

¶ 2 Universal Gold applied for revocation of the cease trade order with the Executive Director in compliance with National Policy 12-202 *Revocation of a Compliance-Related Cease Trade Order*.

¶ 3 The Executive Director considers that to revoke the cease trade order would not be prejudicial to the public interest.

¶ 4 Under section 171 of the Act, the Executive Director orders that the cease trade order is revoked.

¶ 5 February 28, 2012

Allan Lim, CA
Manager
Corporate Finance